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FIFTH AMENDMENT

TO

MORTGAGE LOAN WAREHOUSING AGREEMENT

THIS FIFTH AMENDMENT TO MORTGAGE LOAN WAREHOUSING AGREEMENT (the "Amendment") is made and dated as of May 17, 2001 by and among FIRST MORTGAGE CORPORATION, a California corporation (the "Company"), the Lenders, SANWA BANK CALIFORNIA, as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and BANK OF AMERICA, N.A. ("BofA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

RECITALS

A. Pursuant to that certain Mortgage Loan Warehousing Agreement dated as of July 22, 1999 among the Company, the Lenders and the Administrative Agent (as amended, extended and replaced from time to time, the "Credit Agreement," and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Credit Agreement), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

B. The parties hereto have agreed to amend the Credit Agreement in certain respects, as set forth more particularly below.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Amendments.

(a) Eligible Foreclosure Mortgage Loan. To reflect the agreement of the parties hereto to eliminate Eligible Foreclosure Mortgage Loans as a Type of Mortgage Loan eligible for inclusion in the Warehouse Borrowing Base, effective as of the Effective Date (as such term is defined in Paragraph 4 below):

(1) The definition of the term "Eligible Foreclosure Mortgage Loan" set forth in Appendix I to the Credit Agreement is hereby deleted in its entirety.

(2) Subparagraphs (c), (d) and (r) of the definition of "Eligible Mortgage Loan" set forth in Appendix I to the Credit Agreement are hereby amended in their entirety as follows:

"(c) Said Mortgage Loan is free of any default of any party thereto (including the Company), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise."

"(d) No payment under said Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying promissory note and deed of trust (or mortgage)."

"(r) Said Mortgage Loan has not been included in the Warehouse Borrowing Base for more than ninety (90) days."

(b) Eligible Committed Non-Agency Mortgage Loan. To reflect the agreement of the parties hereto to create a definition for Mortgage Loans which, among other things, do not conform to the underwriting or other criteria for purchase by FNMA or FHLMC, and to create a sublimit for the aggregate Unit Collateral Value of such Mortgage Loans, when added to the value of the Aggregate Unit Collateral Value of Eligible Committed HLTV Loans in the Warehouse Borrowing Base:

(1) Appendix I to the Credit Agreement is hereby amended by adding the follow definition in proper alphabetical order:

"'Eligible Committed Non-Agency Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following is accurate and complete (and the Company by including said Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent and warrant to the Administrative Agent, the Collateral Custodian and the Lenders at and as of the date of such computation):

(a) Said Mortgage Loan is an Eligible Mortgage Loan;

(b) Said Mortgage Loan is secured by a first priority deed of trust (or mortgage) on the related Property;

(c) Said Mortgage Loan does not conform to the underwriting or other criteria for purchase by FNMA or FHLMC;

(d) Said Mortgage Loan is covered by a Take-Out Commitment;

(e) Said Mortgage Loan has not been included in the Borrowing Base for more than thirty (30) days or such longer period as may be approved by the Administrative Agent in writing (not to exceed an additional thirty (30) days); and

(f) The Unit Collateral Value of said Mortgage Loan when added to the aggregate Unit Collateral Values of (1) all Eligible Committed HLTV Loans and (2) all other Eligible Committed Non-Agency Mortgage Loans included in the Warehouse Borrowing Base does not exceed $3,000,000.00.

(2) Subparagraphs (b) and (c) of the definition of "Eligible Committed HLTV Loans" set forth in Appendix I to the Credit Agreement are hereby amended to read in their entirety as follows:

"(b) Said Mortgage Loan has not been included in the Warehouse Borrowing Base for more than thirty (30) days or such longer period as may be approved by the Administrative Agent in writing (not to exceed an additional thirty (30) days); and

(c) The Unit Collateral Value of said Mortgage Loan when added to the aggregate Unit Collateral Values of (1) all other Eligible Committed HLTV Loans and (2) all Eligible Committed Non-Agency Mortgage Loans included in the Warehouse Borrowing Base does not exceed $3,000,000.00."

(c) Eligible Committed Conforming Mortgage Loan. To reflect the agreement of the parties hereto to modify the definition of the term "Eligible Committed Conforming Mortgage Loan," effective as of the Effective Date, subparagraph (b) of the definition of "Eligible Committed Conforming Mortgage Loan" set forth in Appendix I to the Credit Agreement is hereby amended in its entirety as follows:

"(b) Said Mortgage Loan is secured by a first or second priority deed of trust (or mortgage) on the Property in favor of the Company; provided, however, that unless said Mortgage Loan is an Eligible Committed HLTV Loan, if said Mortgage Loan is secured by a second priority deed of trust (or mortgage), the Unit Collateral Value of said Mortgage Loan when added to the aggregate Unit Collateral Values of all other Mortgage Loans included in the Warehouse Borrowing Base which are secured by second priority deeds of trust (or mortgages) and are not Eligible Committed HLTV Loans does not exceed $1,000,000.00."

(d) Eligible Committed Non-Conforming Mortgage Loan. To reflect the agreement of the parties hereto to modify the definition of the term "Eligible Committed Non-Conforming Mortgage Loan," effective as of the Effective Date, the definition of "Eligible Committed Non-Conforming Mortgage Loan" set forth in Appendix I to the Credit Agreement is hereby amended in its entirety as follows:

"'Eligible Committed Non-Conforming Mortgage Loan' shall mean a Mortgage Loan with respect to which each of the following are accurate and complete (and the Company by including such Mortgage Loan in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to the Administrative Agent, the Collateral Agent and the Lenders at and as of the date of such computation):

(a) Said Mortgage Loan is an Eligible Mortgage Loan;

(b) Said Mortgage Loan is secured by a first priority deed of trust (or mortgage) on the Property in favor of the Company;

(c) Said Mortgage Loan is covered by a Take-Out Commitment;

(d) Said Mortgage Loan conforms to all underwriting and other requirements of FNMA and FHLMC except as to acceptable original principal balance;

(e) The original principal balance of said Mortgage Loan did not exceed $1,000,000.00;

(f) If the original principal balance of said Mortgage Loan is greater than $500,000.00, the Unit Collateral Value of said Mortgage Loan, when added to the aggregate Unit Collateral Values of all Eligible Committed Non-Conforming Mortgage Loans included in the Warehouse Borrowing Base with original principal balances greater than $500,000.00, does not exceed fifteen percent (15%) of the Aggregate Credit Limit;

(g) Said Mortgage Loan has not been included in the Warehouse Borrowing Base for more than ninety (90) days or such longer period as may be approved by the Administrative Agent (not to exceed an additional thirty (30) days); and

(h) The Unit Collateral Value of said Mortgage Loan, when added to the aggregate Unit Collateral Values of all Eligible Committed Non-Conforming Mortgage Loans included in the Warehouse Borrowing Base does not exceed fifty percent (50%) of the Aggregate Credit Limit."

(e) Eligible Mortgage Loan. To reflect the agreement of the parties hereto to modify the definition of "Eligible Mortgage Loan," effective as of the Effective Date:

(1) Subparagraph (q) of the definition of the term "Eligible Mortgage Loan" set forth in Appendix I to the Credit Agreement is hereby amended to read in its entirety as follows:

"(q) Unless said Mortgage Loan is an Eligible Committed HLTV Loan, if said Mortgage Loan has a Loan-to-Value Ratio greater than eighty percent (80%) and said Mortgage Loan: (1) is not subject to a commitment by the VA or FHA to guarantee or insure repayment thereof, and (2) is not to be included in the Borrowing Base as an Eligible Non-Agency Mortgage Loan, then said Mortgage Loan is covered by a policy of private mortgage insurance acceptable to FNMA or the Approved Investor issuing the Take-Out Commitment for said Mortgage Loan."

(2) Subparagraph (x) of the definition of the term "Eligible Mortgage Loan" set forth in Appendix I to the Credit Agreement is hereby amended to read in its entirety as follows:

"(x) Unless said Mortgage Loan is an Eligible Committed Non-Agency Mortgage Loan, said Mortgage Loan is insured by the FHA, guaranteed by the VA (or subject to a binding commitment to issue such insurance or guarantee) and/or fully conforms to all underwriting and other requirements of FNMA or FHLMC or of another Approved Investor."

(f) Hedge Program. To clarify the understanding of the parties hereto that, since the inception of the Credit Agreement and hereinafter, Eligible Uncommitted Mortgage Loans were and are required to be subject to hedge contracts:

(1) The definition of the term "Eligible Uncommitted Mortgage Loan" set forth in Appendix I to the Credit Agreement is hereby amended in its entirety as follows:

"'Eligible Uncommitted Mortgage Loan' shall mean a Mortgage Loan with respect to which each of the following are accurate and complete (and the Company by including such Mortgage Loan in any computation of the Warehouse Borrowing Base shall be deemed to so represent and warrant to the Administrative Agent and the Lenders at and as of the date of such computation):

(a) Said Mortgage Loan is an Eligible Mortgage Loan;

(b) Said Mortgage Loan is insured by the FHA, guaranteed by the VA (or is subject to a binding commitment to so insure or guaranty) and/or fully conforms to all underwriting and other requirements of FNMA and/or FHLMC;

(c) The Unit Collateral Value of such Mortgage Loan when added to the aggregate Unit Collateral Values of all other Eligible Uncommitted Mortgage Loans included in the Warehouse Borrowing Base does not exceed $4,000,000.00;

(d) Said Mortgage Loan is secured by a first priority deed of trust (or mortgage) on the Property in favor of the Company;

(e) Said Mortgage Loan is subject to a Hedge Contract; and

(f) Said Mortgage Loan has not been included in the Warehouse Borrowing Base for more than thirty (30) days or such longer period as may be approved by the Administrative Agent in writing (not to exceed an additional thirty (30) days)."

(2) The following new definitions are hereby added to Appendix I to the Credit Agreement in proper alphabetical order:

"'Hedge Contract' shall mean a bona fide, existing contract to buy or sell an instrument on the futures market, the options market or the forward mortgage-backed securities market or an option or financial future purchased over the counter for future delivery of such instrument, each of the above issued in accordance with the requirements of a Hedging Program."

"'Hedging Program' shall mean a program for hedging interest rate risks of the Company, which program shall provide, without limitation, that all Hedge Contracts will be placed with futures commission merchants or clearing houses, if applicable, with whom the Company has written, assignable agreements."

(3) Paragraph 10(b) to the Credit Agreement is hereby amended in its entirety as follows:

"10(b) Commitment Coverage. Fail to hold Take-Out Commitments and/or Hedge Contracts in an aggregate amount necessary to provide for the aggregate Unit Collateral Value of all Mortgage Loans included in the Warehouse Borrowing Base and the Gestation Loans Borrowing Base."

(g) To reflect the agreement of the parties hereto to modify the definition of the term "Type," the definition of the term "Type" set forth in Appendix I to the Credit Agreement is hereby amended in its entirety as follows:

"'Type' for any Mortgage Loan shall mean an Eligible Committed Conforming Mortgage Loan (including but not limited to an Eligible Committed HLTV Loan), an Eligible Committed Non-Agency Mortgage Loan, an Eligible Committed Non-Conforming Mortgage Loan, an Eligible Uncommitted Conforming Mortgage Loan or an Eligible Gestation Mortgage Loan."

(h) Unit Collateral Value. To reflect the agreement of the parties to modify the definition of "Unit Collateral Value," effective as of the Effective Date, the definition of "Unit Collateral Value" set forth in Appendix I to the Credit Agreement is hereby amended in its entirety as follows:

"'Unit Collateral Value' shall mean with respect to each Eligible Mortgage Loan and each Eligible Mortgage-Backed Security included in the Warehouse Borrowing Base or the Gestation Loans Borrowing Base:

(a) If such Eligible Mortgage Loan is an Eligible Committed Conforming Mortgage Loan, an Eligible Committed Non-Conforming Mortgage Loan or an Eligible Gestation Mortgage Loan, ninety-eight percent (98%) of the lesser of (1) the unpaid principal balance thereof, (2) the Applicable Take-Out Price multiplied by the unpaid principal balance thereof, (3) the acquisition price thereof (net of discount and fees associated with yield), and (4) if but only if said Mortgage Loan is secured by a second priority deed of trust (or mortgage), the Fair Market Value of said Mortgage Loan;

(b) If such Eligible Mortgage Loan is an Eligible Committed HLTV Loan or an Eligible Committed Non-Agency Mortgage Loan, ninety-five percent (95%) of the lesser of (1) the unpaid principal balance thereof, (2) the Applicable Take-Out Price multiplied by the unpaid principal balance thereof, (3) the acquisition price thereof (net of discount and fees associated with yield), and (4) the Fair Market Value of said Mortgage Loan;

(c) If such Eligible Mortgage Loan is an Eligible Committed Non-Conforming Mortgage Loan whose original balance is greater than $500,000 but not in excess of $1,000,000, ninety-five percent (95%) of the lesser of: (1) the unpaid principal balance thereof, (2) the Applicable Take-Out Price multiplied by the unpaid principal balance thereof, (3) the acquisition price thereof (net of discount and fees associated with yield), and (4)  the Fair Market Value of said Mortgage Loan;

(d) If such Eligible Mortgage Loan is an Eligible Uncommitted Mortgage Loan which is secured by a first priority deed of trust (or mortgage), ninety-five percent (95%) of the lesser of: (1) the unpaid principal balance thereof, (2) the Fair Market Value thereof, and (3) the origination or acquisition price thereof (net of discount and fees associated with yield); and

(e) With respect to each Eligible Mortgage-Backed Security that has been included in the Warehouse Borrowing Base for not more than sixty (60) days, ninety-nine percent (99%) of the least of: (1) the face amount thereof, (2) the Applicable Take-Out Price therefor, if any, and (3) the Fair Market Value thereof; and with respect to each Eligible Mortgage-Backed Security that has been included in the Warehouse Borrowing Base for more than sixty (60) days, ninety-two percent (92%) of the least of: (1) the face amount thereof, (2) the Applicable Take-Out Price therefor, if any, and (3) the Fair Market Value thereof."

(i) To reflect the agreement of the parties hereto to modify the Required Documents to be delivered with each Mortgage Loan intended to be included in the Warehouse Borrowing Base, Exhibit H to the Credit Agreement is hereby amended in its entirety and replaced by Replacement Exhibit H attached hereto.

2. Temporary Increase. Notwithstanding anything to the contrary contained in that certain Temporary Increase Letter dated April 3, 2001 by and among the Company and BofA, in its capacity as a Lender and acknowledged and agreed to by the Administrative Agent (the "Temporary Increase Letter"), the parties hereto hereby agree that upon the addition of any Applicant Financial Institution as a Lender in accordance with the Credit Agreement any time prior to June 5, 2001, the temporary increase in BofA's Maximum Commitment provided for by the Temporary Increase Letter shall immediately terminate and that each Lender's Maximum Commitment shall be deemed to be as reflected on the Commitment Schedule to be delivered by the Administrative Agent in connection with the addition of such additional Lender.

3. Reaffirmation of Loan Documents. The Company hereby affirms and agrees that (a) the execution and delivery by the Company of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Lenders under the Credit Agreement and the other Loan Documents or any other document or instrument made or given by the Company in connection therewith, (b) the term "Obligations" as used in the Loan Documents include, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby, and (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written.

4. Effective Date. This Amendment shall be effective as of the date (the "Effective Date") that there shall have been delivered to the Administrative Agent, duly executed by the parties hereto, this Amendment.

5. No Other Amendment. Except as expressly amended herein, the Credit Agreement and other Loan Documents shall remain in full force and effect as currently written.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

7. Representations and Warranties. The Company hereby represents and warrants to the Lenders, the Administrative Agent and the Collateral Agent as follows:

(a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

(b) At and as of the date of execution hereof and at and as of the effective date of this Amendment and both prior to and after giving effect to this Amendment: (1) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all respects, and (2) there has not occurred an Event of Default or Potential Default under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

FIRST MORTGAGE CORPORATION

By

Name

Title

BANK OF AMERICA, N.A., as the Administrative Agent and a Lender

By

Name

Title

SANWA BANK CALIFORNIA, as the Collateral Agent and a Lender

By

Name

Title

REPLACEMENT EXHIBIT H

SCHEDULE OF REQUIRED DOCUMENTS

1. An original mortgage note endorsed by Company in blank showing a complete chain of endorsement from the original holder through the Company.

2. An original mortgage or deed of trust securing the above mortgage note. In lieu of a recorded document, the Collateral Agent will accept a certified copy, with a conformed recorded copy to follow as soon as the same is received by the Company.

3. An original assignment of the mortgage or deed of trust by the Company in blank in recordable form and the original or a duly certified copy of all intervening assignments of the related mortgage or deed of trust from the original holder, through any subsequent transferees to the Company, duly recorded if local requirements in the jurisdiction in which the Property securing such Mortgage Loan required the recordation of the assignment or assignments. The assignment by the Company to Lender shall not be filed for record except that if the Administrative Agent shall deem such action necessary to further secure any borrowings after the occurrence of an Event of Default, the Administrative Agent may direct the Collateral Agent to file for record at the expense of the Company any or all such assignments.

4. If the original principal amount of the Mortgage Loan is in excess of $500,000.00, a copy of the Take-Out Commitment for such Mortgage Loan.